AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                       KINDER MORGAN ENERGY PARTNERS, L.P.


This Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P. (this "Amendment") is made as of the 21st day of December, 2000, by Kinder Morgan G.P., Inc., a Delaware corporation (the "General Partner"), in its individual capacity and as attorney-in-fact for the Limited Partners of Kinder Morgan Energy Partners, L.P., in accordance with Article XV of the Partnership Agreement (as such capitalized terms are defined below).


                                    RECITALS

         A. The General Partner is the sole general partner of Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership") organized under a Second Amended and Restated Agreement of Limited Partnership effective as of February 14, 1997 (the "Partnership Agreement").

         B. The General Partner and the Partnership entered into a Contribution Agreement dated October 19, 2000 (the "Contribution Agreement") among Kinder Morgan, Inc., a Kansas corporation ("KMI"), MidCon Gas Services Corp., a Delaware corporation ("MGSC"), KN Gas Gathering, Inc., a Colorado corporation ("KN Gas"), the General Partner and the Partnership.

         C. The Contribution Agreement contemplates, among other things, the contribution of (i) all of KN Gas' interests in Coyote Gas Treating Limited Liability Company, a Colorado limited liability company, Thunder Creek Gas Services, L.L.C., a Wyoming limited liability company, and the Douglas Natural Gas Gathering and Processing System and the Casper Natural Gas Gathering and Processing System, (ii) all of MGSC's equity interest in Kinder Morgan Texas Pipeline, Inc., a Delaware corporation to be converted into a single-member Delaware limited liability company prior to the contribution, and (iii) all of MGSC's equity interest in MidCon NGL Corp., a Delaware corporation to be converted into a single-member Delaware limited liability company prior to the contribution, in exchange for the issuance by the Partnership to KN Gas and MGSC of an aggregate of 640,000 common units representing limited partnership units of the Partnership and 2,656,700 class B units representing limited partnership units of the Partnership.

         D. Pursuant to the Contribution Agreement, the Partnership has agreed to incur debt in such amount and on such terms as may be acceptable to the Partnership (the "KMEP Debt") sufficient in amount to allow the Partnership to use the proceeds of the KMEP Debt to fund a distribution to MGSC in the amount of $150,000,000 plus $42,676,903 attributable to a working capital adjustment for a total of $192,676,903 (the "Special Distribution") which shall be declared and paid to MGSC upon its contribution pursuant to the Contribution Agreement.

         E. To effect the Special Distribution and the creation of the class of units to be designated "Class B Units" as contemplated by the Contribution Agreement, it is necessary to amend the Partnership Agreement as provided herein.

         F. Section 15.1(d) of the Partnership Agreement provides that the General Partner may amend the Partnership Agreement without the consent of any limited partner of the Partnership to reflect a change that, in the sole discretion of the General Partner, does not adversely affect such limited partners in any material respect. In addition, Section 15.1(f) of the
Partnership   Agreement   provides  that  the  General  Partner  may  amend  the
Partnership Agreement without the consent of any limited partner of the Partnership to reflect, subject to the terms of Section 4.4 of the Partnership Agreement, an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the authorization for issuance of any class or series of partnership securities pursuant to
Section 4.4 of the Partnership Agreement.

         G. The General Partner is authorized to execute and deliver this Amendment on behalf of the limited partners pursuant to Sections 15.1 and 1.4 of the Partnership Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

         1. Article II. The following definitions shall be added in Article II of the Partnership Agreement:

         "Class B Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Class B Units in this Agreement.

         "Mandatory  Redemption Notice" has the meaning assigned to such term in
Section 4.12(b).

         "Notice of Intent to Convert" has the meaning  assigned to such term in
Section 4.12(b).

         2. Article II. The following definition in Article II of the Partner-ship Agreement shall be deleted in its entirety and replaced with the following:

         "Unit" means a Partnership Interest of a Limited Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and shall include, without limitation, Common Units and Class B Units (but shall exclude APIs); provided that each Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners and Assignees holding Units as each other Unit.

         3. Article II. The following sentence shall be added to the end of the definition of "Record Holder" in Article II of the Partnership Agreement:


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


         Solely for purposes of the  distribution  of Available Cash pursuant to
         Section 5.4 of this Agreement for the calendar quarter ended December 31, 2000, the holders of Common Units and Class B Units issued pursuant to the Contribution Agreement (as defined herein) shall not be treated as Record Holders and shall not be entitled to participate in such distribution.

         4. Article II. The reference to "Common Units" in the definition of "Outstanding," "Partnership Interest," and "Percentage Interest" in Article II of the Partnership Agreement shall be eliminated and replaced with "Units."

         5. Section 4.6(e). A new Section 4.6(e) is hereby added to the Part-nership Agreement, to follow Section 4.6(d) and to read in full as follows:

         (e) Upon the conversion of a Class B Unit into one Common Unit, the difference (whether positive or negative) between the Per Unit Capital Amount of such Class B Unit and the Per Unit Capital Amount of the then Outstanding Common Units shall be allocated proportionately among all Class B Units Outstanding immediately after such conversion. After giving effect to such reallocation, (i) the Per Unit Capital Amount of the Common Unit issued upon such conversion shall equal the Per Unit Capital Amount of each Common Unit then Outstanding, and (ii) such conversion shall not increase or decrease the aggregate Per Unit Capital Amounts attributable to all Outstanding Common Units.

         6. Section 4.12. A new Section 4.12 is hereby added to the Partner-ship Agreement, to follow Section 4.11 and to read in full as follows:

         4.12 Class B Units. (a) Pursuant to Section 4.4, the General Partner hereby designates and creates a special class of Units designated "Class B Units" and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of the holders of the Class B Units as follows:

         (b) Each Class B Unit shall be convertible from time to time, in whole or in part, into one Common Unit from and after such date as the Partnership has been advised by the New York Stock Exchange that the Common Units issuable upon any such conversion are eligible for listing on the New York Stock Exchange. The General Partner will promptly notify the holders of Class B Units upon receipt of such advice. Upon written notice to the General Partner from the holders of at least a majority of the Outstanding Class B Units (a "Notice of Intent to Convert") given not earlier than one year after the issuance of the Class B Units, the General Partner will use its reasonable best efforts to cause the Partnership to meet any unfulfilled requirements of the New York Stock Exchange for such listing, including obtaining such approval of the holders of Common Units as may be required by the New York Stock Exchange for the issuance of additional Common Units to be listed thereon. If, 120 days after the date of the Notice of Intent to Convert, the Common Units issuable upon such conversion have not been approved for listing on the New York Stock Exchange, then the Partnership shall give written notice thereof to the holders of the Outstanding Class B Units, whereupon each holder of

Outstanding Class B Units may, at such holder's election at any time thereafter, notify the General Partner in writing (a "Mandatory Redemption Notice") of such holder's election to cause the Partnership to redeem such holder's Outstanding Class B Units for cash. All such Outstanding Class B Units shall be redeemed as of the 60th day following the date of such Mandatory Redemption Notice unless, prior to such 60th day, the General Partner gives written notice to the holders of all Outstanding Class B Units that it has been advised by the New York Stock Exchange that the Common Units issuable upon a conversion of Class B Units have been approved for listing on the New York Stock Exchange, in which case the Mandatory Redemption Notice shall be deemed to have been withdrawn.

         (c) Before any holder of Class B Units shall be entitled to receive any redemption payment or to convert such holder's Class B Units into Common Units, as the case may be, it shall surrender the Class B Unit Certificates therefor, duly endorsed, at the office of the General Partner or of any transfer agent for the Class B Units. In the case of any such conversion, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Units one or more Certificates, registered in the name of such holder, for the number of Common Units to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of the Class B Units to be converted, and the person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units on said date.

         (d) Upon the request of KMI or any of its Affiliates to register all or any part of the Class B Units pursuant to Section 6.13, the Class B Units for which registration is so requested may be redeemed by the Partnership at its election. The Partnership shall exercise its option under this Section 4.12(d) by mailing written notice thereof to the holders of Class B Units for which registration is so requested. Such notice shall be given not later than 15 days after the receipt by the General Partner of such registration request and shall fix a date for redemption of such Class B Units not less than 30 nor more than 60 days after the date of such notice.

         (e) Any redemption under Section 4.12(b) or Section 4.12(d) shall be for a cash redemption price equal to the Current Market Price per Common Unit as of the date fixed for redemption multiplied by 0.955.

         (f) From and after a redemption date (unless default shall be made by the Partnership in providing money for the payment of the redemption price), the Class B Units redeemed shall no longer be deemed to be Outstanding, and all rights of the holders thereof as Partners in the Partnership (except the right to receive from the Partnership the redemption price) shall cease. Class B Units redeemed pursuant to Section 4.12(b) or Section 4.12(d) shall be restored to the status of authorized but unissued Units, without designation as to class.

         (g) Except as otherwise provided in this Agreement, each Class B Unit shall be identical to a Common Unit, and the holder of a Class B Unit shall have the rights of a holder of a Common Unit with respect to, without limitation, Partnership distributions, voting and allocations of income, gain, loss or deductions; but the Certificates evidencing Class B Units shall be separately identified and shall not bear the same CUSIP number as the Certificates evidencing Common Units. Except as otherwise provided herein, all Units shall vote or consent together as a single class on all matters submitted for a vote or consent of the Outstanding Units. Class B Units shall be represented by Certificates in such form as the General Partner may approve.

         7.  Article  IV.  The  reference  to "Common  Units" in Section 5.1(c),
Section 5.1(d)(iii) and Section 5.4 of the Partnership Agreement shall be eliminated and replaced with "Units."

         8. Section 5.10. A new Section 5.10 is hereby added to the Partnership Agreement, to follow Section 5.9 and to read in full as follows:

                  5.10 Special Distribution. Notwithstanding anything to the contrary set forth in this Agreement, following the contribution by MidCon Gas Services Corp., a Delaware corporation ("MGSC"), of (i) all of its equity interest in Kinder Morgan Texas Pipeline, Inc., a Delaware corporation to be converted into a single-member Delaware limited liability company prior to the contribution, and (ii) all of its equity interest in MidCon NGL Corp., a Delaware corporation to be converted into a single-member Delaware limited liability company prior to the contribution, as contemplated by the Contribution Agreement dated October 19, 2000 (the "Contribution Agreement"), among Kinder Morgan, Inc., a Kansas corporation, MGSC, KN Gas Gathering, Inc., a Colorado corporation, the General Partner and the Partnership, the Partnership shall distribute $150,000,000 plus $42,676,903 attributable to a working capital adjustment for a total of $192,676,903 in cash to MGSC, without a corresponding distribution to the General Partner or the Limited Partners, as provided for in the Contribution Agreement. Notwithstanding anything to the contrary set forth in this Agreement, MGSC shall not receive an allocation of income (including gross income) or gain as a result of the distribution provided for in the preceding sentence.

         9. Section 15.2. The fifth sentence in Section 15.2 of the Partnership Agreement shall be deleted in its entirety and replaced with the following:

         A proposed amendment shall be effective upon its approval by at least two-thirds of the Outstanding Units unless a greater or different percentage is required under this Agreement; provided that if the effect of any amendment shall be to affect materially and adversely any holders of Units of a particular class in relation to any other class of Units, the affirmative vote of the holders of at least a majority in interest of the Outstanding Units of the class so affected shall be required to adopt such amendment.

         10. Article II.  The following sentence shall be  added to  the end  of
Section 17.1(a) of the Partnership Agreement:

         Notwithstanding anything herein to the contrary, the Current Market Price of each Class B Unit shall be deemed to be the same as the Current Market Price of one Common Unit.

         11. Ratification. Except as expressly amended hereby, the Partnership Agreement is hereby ratified and confirmed, and shall continue in full force and effect.

                                      *****

         IN WITNESS WHEREOF, the General Partner has executed and delivered this Amendment, in its individual capacity and as attorney-in-fact for the limited partners of the Partnership, in accordance with Section 15.1 of the Partnership Agreement, as of the date first above written.


                                    KINDER MORGAN G.P., INC.,
                                    as General Partner



                                    By: /s/ Michael C. Morgan
                                       -----------------------------------------
                                    Name: Michael C. Morgan
                                         ---------------------------------------
                                    Title:  Vice President
                                          --------------------------------------



                                    KINDER MORGAN G.P., INC.,
                                    as Attorney-in-Fact for the limited partners



                                    By:  /s/ Michael C. Morgan
                                        ----------------------------------------
                                    Name:  Michael C. Morgan
                                         ---------------------------------------
                                    Title:   Vice President
                                          --------------------------------------
















                                [Amendment No. 2]